UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 23, 2004

Date of report (Date of earliest event reported)

MATRIXONE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29309	02-0372301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Littleton Road

Westford, Massachusetts 01886

(Address of Principal Executive Offices, including Zip Code)

(978) 589-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On August 23, 2004, MatrixOne, Inc. (“MatrixOne” or “the Registrant”) entered into a Severance Agreement and Release (“the Agreement”) with Maurice L. Castonguay, the Chief Financial Officer, Senior Vice President of Finance and Administration and Treasurer of the Registrant, relating to Mr. Castonguay’s resignation from MatrixOne. Pursuant to the terms of the Agreement, Mr. Castonguay’s employment as Chief Financial Officer, Senior Vice President of Finance and Administration and Treasurer of the Registrant ceased as of August 23, 2004 (“the Termination Date”), and effective as of the Termination Date, Mr. Castonguay no longer holds any positions or offices with MatrixOne or any of its subsidiaries.

The Agreement provides that, in consideration of Mr. Castonguay’s execution of the Agreement and continued compliance with the terms of the Agreement, Mr. Castonguay will receive severance equal to twelve months of his full on-target earnings plus an additional six weeks of his weekly base pay, payable in twenty-nine equal bi-weekly installments. Mr. Castonguay will also receive payment for four weeks of accrued vacation pay and be allowed to continue to participate in MatrixOne’s group health and dental insurance plans for a period of up to one year or until such time as he is eligible to participate in a group health insurance plan with another employer.

In exchange for the severance amounts paid in accordance with the Agreement, Mr. Castonguay has agreed to one year non-competition and non-solicitation covenants and a general release of the Registrant, its affiliates and various related parties.

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 23, 2004, Maurice L. Castonguay resigned from both his position as Chief Financial Officer, Senior Vice President of Finance and Administration and Treasurer of the Registrant and all other positions and offices he held with the Registrant or any of its subsidiaries. Simultaneously with Mr. Castonguay’s departure, Gary D. Hall, Vice President and Corporate Controller of MatrixOne, was appointed as acting Chief Financial Officer and Treasurer of the Registrant and was also designated by the Board of Directors as the principal financial officer and principal accounting officer of the Registrant. Mr. Hall has consented to such appointment and designation and shall continue to serve in such capacity at the pleasure of the Board of Directors or until a permanent Chief Financial Officer of the Registrant is appointed. In March 2002, the Registrant entered into an employment arrangement with Mr. Hall which provides that in the event Mr. Hall leaves MatrixOne for any reason, he will receive a severance payment equal to eight weeks of his weekly base pay.

Mr. Hall, age 42, has served as Vice President and Corporate Controller of MatrixOne since April 2002. Prior to that, from July 2000 to April 2002, Mr. Hall served as Director of Accounting, and from April 1999 through July 2000, Mr. Hall served as Assistant Corporate Controller. Prior to joining the Company, from October 1994 through April 1999, Mr. Hall held several positions at Deloitte & Touche LLP, a professional services and public accounting firm, leaving the firm as a Senior Manager in April 1999. Mr. Hall is a certified public accountant and certified management accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXONE, INC.

Date: August 27, 2004	By:	/s/ Mark F. O’Connell
Mark F. O’Connell
President and Chief Executive Officer (principal executive officer)